UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2006
ZIMMER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16407	13-4151777
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)
345 East Main Street
Warsaw, Indiana 46580
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (574) 267-6131
Not applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
     On November 17, 2006, J. Raymond Elliott, the Chairman of the Board, President and Chief Executive Officer of Zimmer Holdings, Inc. (the “Registrant”), notified the Board of Directors of the Registrant that he intends to resign from his positions as President and Chief Executive Officer in the first half of 2007.
     On November 18, 2006, the Registrant and Mr. Elliott entered into an employment agreement for his continued service as Chairman of the Board of Directors. The employment agreement would become effective as of the date Mr. Elliott tenders his resignation as President and Chief Executive Officer and continue through November 30, 2007, unless earlier terminated as provided therein. The employment agreement is attached as Exhibit 10.1 and the information set forth therein is incorporated herein by reference and constitutes a part of this report.
     On November 20, 2006, the Registrant issued a press release with respect to this development. The Registrant’s press release is attached as Exhibit 99.1 and the information set forth therein is incorporated herein by reference and constitutes a part of this report.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated November 18, 2006 between the Registrant and J. Raymond Elliott.

99.1	Press Release, dated November 20, 2006, issued by the Registrant.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 20, 2006

ZIMMER HOLDINGS, INC.
By:	/s/ Chad F. Phipps
Name: Chad F. Phipps
Title: Associate General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated November 18, 2006, between the Registrant and J. Raymond Elliott

99.1	Press Release, dated November 20 , 2006, issued by the Registrant